UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 7, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Due to the inability of Beazer Homes USA, Inc. (the “Company”) to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (the “2007 Form 10-K”), the Company believes that the Registration Statement on Form S-8 which registers plan interests and shares of the Company’s common stock that are acquired pursuant to the Company’s 401(k) Plan (the “401(k) Plan”) is not presently available for use and, therefore, that investments in the Company common stock fund pursuant to the 401(k) Plan should be temporarily suspended.  Accordingly, a blackout period will be in effect under the 401(k) Plan during which 401(k) Plan participants will be unable to direct investments into the Company common stock fund under the 401(k) Plan.  This blackout period will begin on December 7, 2007 at 4:00 p.m., Eastern Standard Time, and will end at 4:00 p.m., Eastern Standard Time, on the date determined by the Company’s Compensation Committee, which is currently anticipated to be on or around the date the Company’s 2007 Form 10-K is filed with the Securities and Exchange Commission.  It is not presently known when the 2007 Form 10-K will be filed.

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities and Exchange Act of 1934, as amended, on December 7, 2007 the Company sent notices to its directors and executive officers notifying them of the existence of the blackout period under the 401(k) Plan, a copy of which is filed herewith as Exhibit 99.1.

Information concerning beginning and ending dates of the blackout period may be obtained, without charge, by contacting the Company’s Acting General Counsel, Peggy Caldwell, at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328; telephone (770) 829-3700.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice of Blackout Period, dated December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: December 7, 2007	By:	/s/Allan P. Merrill
Allan P. Merrill
Executive Vice President and
Chief Financial Officer